UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)	April 27, 2006

NATIONSRENT COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-114115 (Commission File Number)	14-1875911 (IRS Employer ID Number)

450 East Las Olas Boulevard, Suite 1400, Fort Lauderdale, FL	33301

(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(954) 760-6550

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

           Item 1.01 Entry into a Material Definitive Agreement

          On April 27, 2006, NationsRent Companies, Inc. and its subsidiaries entered into a Wholesale Financing Agreement (the “Facility”) with an uncommitted initial maximum availability of up to $25,000,000. The Facility is available to finance purchases of rental equipment and new equipment inventory on a short term basis. The Facility is secured on a first priority basis by the equipment financed thereunder and a letter of credit in an amount equal to 10% of the maximum availability, currently $2,500,000. Advances with respect to each item of equipment financed under the Facility mature on the earlier of (i) 360 days after the invoice date of such equipment or (ii) ten days after such item of equipment is sold or disposed. Advances under the Facility bear interest at a floating rate equal to the prime rate minus 0.35%, subject to a minimum interest rate of 5.15%. The Facility contains various customary affirmative and negative covenants and events of default.

          Item 2.03 Creation of a Direct Financial Obligation or and Obligation under an Off-balance Sheet Arrangement of a Registrant

           See Item 1.01 above.

          Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired: Not applicable

(b)	Pro Forma Financial Information: Not applicable

(c)	Exhibits:

           99.1 Agreement for Wholesale Financing, dated April 27, 2006, by and among NationsRent Companies, Inc., its direct and indirect subsidiaries and GE Commercial Distribution Finance Corporation.

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signature on following page.]

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONSRENT COMPANIES, INC. By: /s/ Thomas J. Hoyer Name: Thomas J. Hoyer Title: Executive Vice President and Chief Financial Officer

Dated: May 1, 2006

INDEX TO EXHIBITS

Current Report on Form 8-K
dated April 27, 2006

NationsRent Companies, Inc.

      99.1 Agreement for Wholesale Financing, dated April 27, 2006, by and among NationsRent Companies, In c., its direct and indirect subsidiaries and GE Commercial Distribution Finance Corporation.